Exhibit 5.1

                        [PEPPER, HAMILTON & SCHEETZ LLP]

                                                         November 28, 1997


ImageMax, Inc.
Two Bala Plaza, Suite 300
Bala Cynwyd, Pennsylvania 19004

                   Re:  Registration Statement on Form S-1
                        (Registration No. 333-35567)

Ladies and Gentlemen:

         We have acted as counsel to ImageMax, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 3,100,000 shares (the "Primary Shares") of the Company's Common Stock, no par value (the "Common Stock"), and up to an additional 465,000 shares of Common Stock (the "Additional Shares" and, together with the Primary Shares, the "Shares").

         The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on September 12, 1997, Amendment No. 1 thereto filed on November 4, 1997 and Amendment No. 2 thereto filed on November 28, 1997 (as so amended the "Registration Statement"); (ii) the form of underwriting agreement, filed as
Exhibit 1 to Amendment No. 1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company and William Blair & Company LLC and Janney Montgomery Scott Inc., as representatives of the underwriters; (iii) the Company's Articles of Incorporation and Bylaws, as in effect on the date hereof; (iv) the form of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, to become effective prior to the Registration Statement being declared effective by the Commission;
(v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (vi) a specimen certificate representing the shares of Common Stock; and (vii) such other documents relating to the Company and the proposed issuance of the Primary Shares and the Additional Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.


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ImageMax, Inc.
November 28, 1997
Page 2


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

         Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

         This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                              Very truly yours,


                                              /s/ PEPPER, HAMILTON & SCHEETZ LLP
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